Exhibit 99.1

NEWS RELEASE

CONTACT: Gary S. Maier/Crystal Warner

Maier & Company, Inc.

(310) 442-9852

KEYSTONE AUTOMOTIVE ANNOUNCES RESIGNATION OF CFO;

FISCAL THIRD QUARTER RESULTS TO BE ISSUED JANUARY 26

— Company Expects Record Fiscal 3Q Sales and Earnings; Orderly Transition Anticipated —

POMONA, CA - January 23, 2006 - Keystone Automotive Industries, Inc. (NasdaqNM:KEYS) today announced John M. Palumbo has resigned as chief financial officer to accept a similar position with a Los Angeles-based solar energy company. Terry Tuttle, currently the company’s controller, will become vice president finance. A search for Mr. Palumbo’s replacement has commenced. An orderly transition is expected.

“John has contributed tremendously to our organization during his tenure of almost ten years. We understand this was not an easy decision for him to make, but appreciate the tremendous opportunity he has been offered and wish him the best,” said Richard Keister, president and chief executive officer of Keystone Automotive.

“This was a very difficult decision to make as I have truly enjoyed my experience with Keystone on both a professional and personal level. The company’s financial condition has never been stronger and with expected record sales and earnings for the fiscal third quarter ended December 30, 2005, the company is well-positioned to capitalize on the numerous opportunities in the automotive aftermarket industry,” Palumbo stated.

The company will release results for its fiscal 2006 third quarter on Thursday January 26, 2006. Richard L. Keister and John M. Palumbo will host an investor conference call the same day at 11:00 a.m. Pacific Time to discuss the company’s financial results and operations for the fiscal third quarter.

The call will be open to all interested investors either through a live audio Web broadcast via the Internet at www.keystone-auto.com and www.vcall.com, or live by calling (877) 440-9648 with call ID number 4653529. For those who are not available to listen to the live broadcast, the call will be archived for two weeks on both Web sites. A telephone playback of the conference call will also be available from 2:00 p.m. Thursday, January 26 through 9:00 p.m. Tuesday, January 31 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 4653529.

About Keystone

Keystone Automotive Industries, Inc. distributes its products primarily to collision repair shops through its 136 distribution facilities, of which 22 serve as regional hubs, located in 38 states and Canada. Its product lines consist of automotive body parts, bumpers, and remanufactured alloy wheels, as well as paint and other materials used in repairing a damaged vehicle. These products comprise more than 19,000 stock keeping units that are sold to more than 25,000 repair shops throughout the United States and Canada.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance as to the impact on the company as a result of the resignation of the chief financial officer or the financial condition of the company in coming periods. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Cautionary Statements set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission(SEC) in June 2005 and in Part II, Item 5 of its Form 10-Qs filed with the SEC thereafter for additional risks and uncertainties facing the company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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